UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2022 (October 27, 2022)

Flagstar Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive,	Troy,	Michigan	48098
(Address of principal executive offices)			(Zip code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	FBC	New York Stock Exchange

Item 8.01	Other Events.

Press Release

On October 28, 2022, Flagstar Bancorp, Inc. (the “Company” or “we”) announced in a press release that its Board of Directors (the “Board”) has declared the payment of a one-time special dividend. The special dividend of $2.50 per share will be paid on November 17, 2022 (the “Payment Date”) to shareholders of record of the Company at the close of business on November 7, 2022. A copy of the press release is attached as Exhibit 99.1 of this Current Report on Form 8-K.

The special dividend will be paid on the Payment Date regardless of the status of the Company’s proposed transaction with New York Community Bancorp, Inc., as further described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 28, 2022.

Additional Tax Disclosure

Characterization of the Special Dividend as a Dividend

Although the matter is not entirely clear, we intend to report the special dividend as a distribution with respect to our common stock for U.S. federal income tax purposes. Assuming the special dividend is characterized as a distribution with respect to our common stock, the special dividend will generally be treated as a dividend to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a return of capital to the extent of a holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock.

U.S. holders (as defined in the Form S-4 filed by New York Community Bancorp, Inc. (“NYCB”) with the Securities and Exchange Commission (the “SEC”) on June 11, 2021 (Registration No. 333-257045), as amended by (i) Amendment No. 1 to Form S-4 Registration Statement filed by NYCB with the SEC on June 24, 2021, (ii) Post-Effective Amendment No. 1 to Form S-4 Registration Statement filed by NYCB with the SEC on August 3, 2022 and (iii) Post-Effective Amendment No. 2 to Form S-4 Registration Statement filed by NYCB with the SEC on September 28, 2022 (the “Form S-4”)) who are individuals that meet applicable holding period requirements for “qualified dividends” (generally more than 60 days during the 121-day period surrounding the ex-dividend date) will generally be taxed on the special dividend at preferential long-term capital gain rates. U.S. holders that are corporations should consult their tax advisors regarding the possible availability of a dividends received deduction and the potential applicability of the extraordinary dividend rules with respect to the special dividend.

To the extent the special dividend is treated as a dividend for U.S. federal income tax purposes, a holder of our common stock that is not a U.S. holder (a “non-U.S. holder”) is generally subject to withholding of U.S. federal income tax at a 30% rate (or at a lower rate as may be specified by an applicable income tax treaty). Special rules may apply to a non-U.S. holder to the extent the special dividend is treated as “effectively connected” with a non-U.S. holder’s conduct of a trade or business within the United States.

Alternative Characterization of the Special Dividend as Merger Consideration in a Reorganization within the Meaning of Section 368(a) of the Code

Notwithstanding the fact that we intend to report the special dividend as a distribution with respect to our common stock for U.S. federal income tax purposes, it is possible that for U.S. federal income tax purposes, the special dividend could be characterized as merger consideration paid in exchange for a portion of our common stock in the merger (as defined in the Form S-4). If this characterization were to be sustained, the special dividend would be treated as though it were cash consideration received in the merger. The remaining discussion summarizes the treatment of the special dividend under this alternative characterization, assuming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.

Subject to the discussion below regarding the potential treatment of any gain recognized as a dividend, a U.S. holder would recognize gain (but not loss) in an amount equal to the lesser of (i) the amount by which the sum of the fair market value of the NYCB common stock (as defined in the Form S-4) and the special dividend received by the holder exceeds the holder’s tax basis in our common stock, and (ii) the amount of special dividend received by such holder of our common stock (excluding any cash received instead of a fractional share of NYCB common stock, which is discussed in the Form S-4 section entitled “U.S. Federal Income Tax Consequences of the Merger –– Cash Instead of a Fractional Share”). The aggregate tax basis of the NYCB common stock received in the merger (including any fractional shares of NYCB common stock deemed received and exchanged for cash) would be the same as the aggregate tax basis of our common stock exchanged for NYCB common stock, decreased by the amount of the special dividend and increased by the amount of gain recognized on the exchange (excluding any gain recognized with respect to fractional shares of NYCB common stock).

Subject to the discussion below regarding the potential treatment of any gain recognized as a dividend, the U.S. federal income tax consequences of the special dividend for a non-U.S. holder would be the same as those described above for U.S. holders, except that a non-U.S. holder would generally not be subject to U.S. federal income tax on any gain realized in connection with the merger unless:

•such gain is “effectively connected” with the conduct of a trade or business by the non-U.S. holder in the United States; or

•the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met.

Non-U.S. holders subject to the rules described in the two bullets above should consult their tax advisors regarding the potential consequences of the special dividend to them, should the special dividend be characterized as a consideration paid in exchange for our common stock.

Any gain recognized may be treated as dividend income rather than capital gain for U.S. federal income tax purposes if it has the effect of a distribution of a dividend. For purposes of determining whether a holder’s receipt of the special dividend would have the effect of a distribution of a dividend, the holder would be treated as if such holder first exchanged all of our common stock held by such holder solely in exchange for NYCB common stock in the merger and then NYCB immediately redeemed a portion of such NYCB common stock for the special dividend. Receipt of the special dividend characterized as merger consideration would generally have the effect of a dividend to a holder if such receipt is not “substantially disproportionate” with respect to such holder or is “essentially equivalent to a dividend” under the tests set forth in Section 302 of the Code. The IRS has indicated in a revenue ruling that a minority shareholder in a publicly-traded corporation will experience a “meaningful reduction” in the holder’s percentage ownership, and as a result a redemption will not be “essentially equivalent to a dividend,” if the shareholder (i) has a minimal percentage stock interest, (ii) exercises no control over corporate affairs, and (iii) experiences any reduction in its percentage stock interest. In applying the above tests, a holder may, under constructive ownership rules, be deemed to own stock that is owned by other persons or stock underlying a holder’s option to purchase stock, in addition to the stock actually owned by the holder. If any gain recognized were treated as dividend income, the tax treatment of the dividend income to U.S. and non-U.S. holders would be the same as described above under “Characterization of the Special Dividend as a Dividend,” in the second and third paragraphs, respectively.

This discussion is subject in its entirety to the assumptions, qualifications and limitations in the section titled “U.S. Federal Income Tax Consequences of the Merger” of the Form S-4.

Item 9.01	Exhibits.

Exhibit

99.1	Press release of Flagstar Bancorp, Inc., dated October 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated:	October 28, 2022	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice President and Chief Financial Officer